Exhibit 4.10

NOTICE OF GUARANTEED DELIVERY

PLACER DOME INC.

As set out in the prospectus of Placer Dome Inc. (the “Issuer”) dated March •, 2004 (the “Prospectus”) and in the accompanying Letter of Transmittal, this form, or one substantially equivalent hereto, must be used to accept the Issuer’s offer (the “exchange offer”) to exchange an aggregate principal amount of up to US$300,000,000 of 6.45% debentures due 2035 of the Issuer (the “exchange debentures”), which have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus forms a part, for an aggregate principal amount of up to US$300,000,000 of 6.45% debentures due 2035 of the Issuer (the “original debentures”), which were originally issued on October 10, 2003, if: (a) the certificates evidencing the original debentures to be tendered for exchange are not immediately available; (b) time does not permit the certificates evidencing the original debentures to be tendered, the Letter of Transmittal and all other documents required by the Letter of Transmittal to be delivered to the Exchange Agent on or prior to the Expiration Time; or (c) the procedures for Book-Entry Transfer cannot be completed on or prior to the Expiration Time. Capitalized terms used in this Notice of Guaranteed Delivery and not defined herein have the same meanings as they have in the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON •, 2004, UNLESS EXTENDED BY PLACER DOME INC.,
IN ITS SOLE DISCRETION (THE “EXPIRATION TIME”).
TENDERS OF ORIGINAL DEBENTURES MAY BE WITHDRAWN AT ANY
TIME PRIOR TO THE EXPIRATION TIME.

To:    Deutsche Bank Trust Company Americas, the Exchange Agent

By Hand:
Deutsche Bank Trust Company Americas
c/o The Depository Trust Clearing Corporation
55 Water Street, 1st Floor
Jeanette Park Entrance
New York, NY 10041

By Mail:
DB Services Tennessee, Inc.
Reorganization Unit
P.O. Box 292737
Nashville, TN 37229-2737

By Overnight Mail or Courier:
DB Services Tennessee, Inc.
Corporate Trust & Agency Services
Reorganization Unit
648 Grassmere Park Road
Nashville, TN 37211

By Facsimile - for Eligible Institutions only:
Facsimile no.: (615) 835-3701

Confirm by Telephone (615) 835-3572
Information (800) 735-7777

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET OUT ABOVE, OR TRANSMISSION BY FACSIMILE TO A NUMBER OTHER THAN AS SET OUT ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS NOTICE OF GUARANTEED DELIVERY.

Do not use this Notice of Guaranteed Delivery to guarantee signatures. If a signature on the Letter of Transmittal must be guaranteed by an Eligible Institution, then such signature guarantee must appear in the space provided in the Letter of Transmittal.

The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the receipt of both of which is hereby acknowledged, the principal amount of original debentures set forth below pursuant to the guaranteed delivery procedures provided for in the Prospectus in the section titled “The Exchange Offer — Guaranteed Delivery Procedures” and in the instructions in the Letter of Transmittal.

The undersigned acknowledges that tenders of original debentures will be accepted only in principal amounts of $1,000, or integral multiples thereof. The undersigned acknowledges that tenders of original debentures pursuant to the exchange offer may not be withdrawn after the Expiration Time. Tenders of original debentures may also be withdrawn if the exchange offer is terminated or as otherwise provided in the Prospectus.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

SIGNATURES MUST BE PROVIDED BELOW WHERE INDICATED.

Name(s) of registered holder(s)

Address

Area code and telephone number

Principal amount of original debentures tendered

Certificate numbers of original debentures (if available)

Account number (if original debentures will be delivered by book-entry transfer to The Depository Trust Company)

Signature

Date

This Notice of Guaranteed Delivery must be signed by: (a) each registered holder of original debentures exactly as its name appears on a security position listing maintained by The Depository Trust Company as the owner of original debentures; or (b) by each person authorized to become registered holder by documents transmitted with this Notice of Guaranteed Delivery.

If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, then such person must provide the following information:

Name(s)

Capacity:

Address(es):

Do not send original debentures with this form. Original debentures should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of

Rule 17Ad-15 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”): (a) represents that each holder of original debentures on whose behalf this tender is being made “own(s)” the original debentures covered hereby within the meaning of Rule 14e-4 under the Exchange Act; (b) represents that such tender of original debentures complies with such Rule 14e-4; and (c) guarantees that delivery to the Exchange Agent of certificates representing the original debentures being tendered hereby in proper form for transfer, or a confirmation of Book-Entry Transfer of such original debentures into the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for Book-Entry Transfer established pursuant to the Prospectus, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent within two business days after the date of the Notice of Guaranteed Delivery.

The undersigned acknowledges that it must complete this Notice of Guaranteed Delivery, communicate the guarantee to the Exchange Agent and deliver the Letter of Transmittal, the original debentures, or a Book-Entry Confirmation relating thereto, and all other required documents to the Exchange Agent within the time period set forth herein, and that failure to do so could result in financial loss to the undersigned.

Name of Firm

Address

Area code and telephone number

Authorized signature

Name of signatory

Title

Date